Exhibit 4.51

PURCHASE ORDER NO. CT:12949/24

FIELD 1 - CONTRACTING PARTY INFORMATION
CONTRACTOR
Corporate Name: COMPASS.UOL INFORMATICA LTDA.
CNPJ [National Register of Legal Entities]: [*****]		State Registration:
Address: Rua Alexandre Dumas, 1711, 6th floor, Compass Annex			City: São Paulo
State: SP	ZIP CODE:		Telephone:
CUSTOMER
Corporate Name: PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A
CNPJ: [*****]		State Registration:
Address: Brigadeiro Faria Lima Avenue, 1384, 1st to 10th floor			City: São Paulo
State: SP	ZIP CODE: 01.451-001		Telephone:
FIELD 2 – DESCRIPTION OF THE SCOPE
GOOGLE SECOPS PRODUTCS	MODALITY PER SUBSCRIPTION with minimum annual commitment
FIELD 3 – COMMERCIAL CONDITIONS

1.        The CUSTOMERS hereby agrees to the commercial and technical conditions defined in this Purchase Order and COMMERCIAL PROPOSAL - Google SecOps - PagBank - Dec/23/2024, which, duly signed, forms an integral part of this instrument, as well as the General Contracting Conditions, the content of which the CUSTOMER declares to be known and to agree with in its entirety, being jointly and severally liable for the obligations now assumed.

2.       The monthly calculation and billing of services will occur on the [*****] day of the month following consumption, based on the active subscriptions, for payment in reais, and the final billing amount will be defined according to the following rationale:

1.             Standard condition: Measurement of Google Secops Products used from the first to the last day of the month to be calculated, in reais X net factor of [*****]

2.             The Parties establish a commitment of [*****] months, in the total amount of [*****] referring to a minimum commitment of net revenue of taxes for the use of Google Secops Products with COMPASS.UOL starting on [*****] an amount to be paid according to the division provided below:

Year 1	Year 2	Year 3	Cost - 3 Years
[*****]	[*****]	[*****]	[*****]

3.          3.      In case of early termination of the contract by the CUSTOMER, the CUSTOMER undertakes to pay the remaining amount at the end of the term of the Minimum Commitment, counted from the date of the cancellation request, within [*****] days from the date of notification.

4. At the end of the Minimum Commitment term, if the Minimum Commitment corresponding to the period has not been consumed, the CUSTOMER shall be responsible for paying the unused Minimum Commitment balance, which shall be billed in accordance with the terms of the Agreement.

3.3.           Any differences that may arise between the consumption billed and the consumption actually closed in the month will be added to the subsequent invoice.

3.4.           All prices and factors defined in this instrument are net of taxes, which will be added at the time of billing at the rates then in force. If, after the presentation of the commercial proposal, signature of this Agreement, or sending of invoices/taxes, new taxes, fees, charges, contributions, including fiscal or for fiscal, social security or labor contributions, are required with respect to the services, and if the current tax rates are modified or in any way increased or reduced, the additional charges resulting from such change will be automatically added to the price to be paid, regardless of any review, correction or adjustment established in this agreement. The same will apply in the case of reduction or elimination of taxes.

3.5. The CUSTOMER acknowledges that GOOGLE may modify the price list upon [*****] days' prior notice, and such changes will be transferred to the CUSTOMER by COMPASS.UOL in the same period, except for the amounts provided for in clause 3.2.2 which will be fixed.

5.  The payment of invoices after the due date will automatically result, without the need for judicial or extrajudicial notice, in a fine of [*****] percent), interest on arrears of [*****] percent) per month until the date of effective settlement of the debt, with monetary adjustment based on the IPCA/IBGE index.

1.  Failure to comply with the payment obligation after [*****] days from the due date of the invoice will give COMPASS UOL the right to immediately terminate or suspend the services, regardless of the right to terminate this Agreement, without any judicial or extrajudicial formality and without prejudice to any other sanctions established herein.

3.6. This agreement will have a fixed term of [*****] months, starting on [*****]

FIELD 4 – CUSTOMER CONTACTS
FIELD 4.1 - INFORMATION SECURITY GENERAL MANAGER
Name: Fabiano Reis Avelar	Telephone: [*****]	E-mail Address: [*****]
Address for delivery of the Receipt: Brigadeiro Faria Lima Avenue, 1384, 1st to 10th floor
ZIP CODE: 01.451-001	City: São Paulo	State: SP
FIELD 5 - AUTHORIZED SIGNATURES

Date: December 24, 2024

COMPASS.UOL INFORMATICA LTDA.
Signatures: /s/ Gil Torquato	Signatures: /s/ Marcelo Moojen Epperlein

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A
Signatures: /s/ Artur Gaulke Schunck	Signatures: /s/ Renato Bertozzo Duarte

/s/ Fabiano Reis Avelar	/s/ Leonardo Lima

GENERAL CONTRACTING CONDITIONS

1.                        The CUSTOMER hereby, through this instrument, contracts COMPASS UOL, a reseller partner of GOOGLE INC. (“GOOGLE”) in Brazil, to acquire GOOGLE CLOUD services. The CUSTOMER hereby DECLARES that it HAS KNOWLEDGE AND AGREES that the supplies of the scope and/or Services of GOOGLE will become valid, starting from the signing of this Instrument.

2.                        The CUSTOMER declares that it is aware that the GOOGLE CLOUD services are provided by GOOGLE in accordance with the GOOGLE terms of service, the current version of which can be found at https://cloud.google.com/terms?hl=pt-br, https://cloud.google.com/terms/secops/service-terms?hl=pt-br, https://cloud.google.com/terms/secops/sla?hl=pt-br and other documents issued by GOOGLE to regulate the provision of services (collectively, the “GOOGLE Terms of Service”). By signing this instrument, the CUSTOMER DECLARES and ACKNOWLEDGES that: (i) the GOOGLE CLOUD services are subject to the GOOGLE Terms of Service, whose clauses and conditions apply in full to this agreement; (ii) by accessing and using the services, the CUSTOMER expressly agrees to the GOOGLE Terms of Service, accepting all of its clauses and conditions; (iii) has read and understood all of the clauses and conditions of the GOOGLE Terms of Service, being fully aware of all of the restrictions and limitations set forth by GOOGLE for the provision of the services; (iv) in particular and without prejudice to the other GOOGLE Terms of Service, the CUSTOMER acknowledges that the GOOGLE CLOUD services are subject to the “Specific Terms of Service”, the current version of which is located at https://cloud.google.com/terms/service-terms, which the CUSTOMER declares to have read and accepted, without reservations; (v) all of the CUSTOMER's data and information are processed through GOOGLE CLOUD Services in the interest and on behalf of the CUSTOMER, who retains ownership and control of such data and information, and the CUSTOMER must exempt COMPASS UOL and GOOGLE from any liability related to such data and information; (vi) GOOGLE's Terms of Service may be changed by GOOGLE at any time, and the CUSTOMER is advised to consult the GOOGLE website regularly.

3.                        The status of the GOOGLE CLOUD environment can be checked on the Google Cloud Status Dashboard: https://status.cloud.google.com/.

4.                        The contracted services may only be used for the CUSTOMER's internal business operations, subject to the GOOGLE Terms of Service and other GOOGLE conditions and policies, in addition to what is provided for in this instrument.

5.                        The CUSTOMER may not resell, provide, rent, distribute or allow third parties to use the contracted solutions.

6.                        The CUSTOMER must comply with all conditions set forth in the applicable data protection legislation.

7.                        In accordance with the above, the CUSTOMER declares that he/she is aware that COMPASS UOL only resells GOOGLE services. Therefore, the CUSTOMER accepts and agrees that COMPASS UOL, as a reseller of the solution, is not responsible for delays in delivery or unavailability of services.

8.                        COMPASS UOL does not offer any guarantee on the contracted services. The CUSTOMER acknowledges that COMPASS UOL is only a reseller of GOOGLE CLOUD services and that COMPASS UOL and GOOGLE are independent and autonomous companies. Therefore, COMPASS UOL and GOOGLE are not responsible for the quality/guarantee/support/result/efficiency of said services. COMPASS UOL is not responsible for the accuracy or completeness of the information about the services, and DISCLAIMS ANY REPRESENTATIONS, WARRANTIES AND LIABILITIES, OF ANY NATURE, IN RELATION TO

THE INFORMATION OF THE SERVICES. COMPASS UOL recommends that the CUSTOMER confirm any information about the services before using it for any purpose. All information about the services is subject to change without prior notice. COMPASS UOL is not responsible for typographical errors or other errors or omissions regarding the information about the services.

8.1.1 Without prejudice to the above, COMPASS UOL will only be responsible for losses and/or damages directly caused to the CUSTOMER by its proven and exclusive fault, limited to the total amount paid by the CUSTOMER to COMPASS UOL for the provision of the services mentioned in this Order in the [*****] months preceding the occurrence of the event that gave rise to the liability to indemnify. Under no circumstances shall COMPASS UOL be liable for any indirect losses and/or damages caused to the CUSTOMER or third parties (for example, loss of profits or revenue, loss of data, loss of use, rework, manufacturing expenses, damage to reputation or loss of customers).

9.                        Regarding the processing of personal data, COMPASS UOL undertakes to comply with the legislation regarding data protection, under the terms agreed with GOOGLE, including European Regulation 2016/679 (GDPR).

10. GOOGLE and COMPASS UOL are not liable for direct, indirect or consequential damages.

11.                     In addition to the GOOGLE CLOUD services to be provided by GOOGLE, COMPASS UOL may provide additional support services to the CUSTOMER, if so indicated in the Order. The CUSTOMER declares that they are aware that, if contracted, COMPASS UOL's additional support services are merely accessories to the services provided by GOOGLE, and are limited to managing the CUSTOMER's account with GOOGLE, as well as providing information and guidance on the consumption and billing of GOOGLE services. Therefore, the eventual provision of said additional support services by COMPASS UOL in no way alters the nature of this contract, especially with regard to the limitation of COMPASS UOL's liability as a mere reseller of GOOGLE services, under the terms of these General Conditions. The CUSTOMER acknowledges and declares that they are aware that COMPASS UOL and GOOGLE may not be able to respond to or resolve all requests.

12.                     This instrument shall come into effect on the date of its signature, in accordance with the contractual term determined in the Purchase Order.

13.                     Should the CUSTOMER choose to terminate the contracting of the services, in whole or in part, it shall formally notify COMPASS UOL [*****] days in advance.

14.                     Except for the obligation to pay, neither party shall be liable for failure to fulfill its obligations under this Agreement as a result of causes beyond its control (for example: acts of God or force majeure, operational interruptions, human or natural disasters, epidemics, shortages of materials, strikes, criminal acts, delays in delivery or transportation of products due to the manufacturer's fault or inability to obtain labor or materials through its regular sources).

15.                     The CUSTOMER is aware and agrees that it shall comply with the specifications of the manufacturer or supplier of the products and/or services. The use of the products and/or services in applications of a safety-critical nature or similar, in which a possible failure of the same may result in injury, death or serious damage to the movable or immovable property of the CUSTOMER or third parties, is prohibited. If the CUSTOMER uses or sells the products and/or services for use in any of these applications or fails to meet the respective specifications of the manufacturer or supplier, it will assume full responsibility for the consequences of its actions.

16.                     The CUSTOMER may not publish or disclose, directly or through third parties, the results of any comparative or compatibility test, benchmarking or evaluation (each, a “Test”) of the Services, unless such publication includes all information necessary for GOOGLE or a third party to replicate the Test.

1. If the CUSTOMER conducts, or directs a third party to conduct, a Test of the Services and publishes the results, directly or through third parties, GOOGLE (or an authorized third party) may conduct Tests of the CUSTOMER’s products or services. GOOGLE may publish the results of such CUSTOMER Tests (including all information necessary for the CUSTOMER or third party to replicate the Test).

17.                     The CUSTOMER declares and accepts that the entire scope involved in the solution is intended for the exclusive use of the CUSTOMER within the GOOGLE environment, and must be used in compliance with the rights and rules defined by GOOGLE on the website https://cloud.google.com/terms?hl=pt-br, under penalty of the CUSTOMER being liable for any damages caused and/or having its scope suspended/blocked.

18.                     The CUSTOMER hereby declares and is aware that certain products, services, technologies and documentation sold by COMPASS UOL are subject to the export or re-export control laws of the European Union and the United States of America. The CUSTOMER must comply with such legislation and undertakes to obtain and bear the costs of obtaining any and all necessary licenses, permits or authorizations should it wish to export or re-export such products and/or services.

19.                     The CUSTOMER declares and is aware that it will not export or re-export products, services, technologies and documentation sold by COMPASS UOL to countries or entities for which these operations are prohibited, including any countries or entities that are under sanctions or embargoes imposed by the United Nations (UN), the US Department of the Treasury, the US Department of Commerce or the US Department of State. Additionally, the CUSTOMER will not use the Products, technologies and documentation sold by COMPASS UOL in the development or construction of nuclear, chemical or biological weapons, or missile systems capable of launching such weapons, nor in the development of weapons of mass destruction.

20.                     Products and services, including software or similar intellectual property, are subject to applicable third party rights, such as patents, copyrights, policies and/or user licenses.

21.                     The CUSTOMER declares and accepts that it is entirely and exclusively responsible for the development, content, operation and use of the products and/or services contracted.

22.                     The CUSTOMER declares and accepts that it is responsible for the configuration and use of the products and/or services provided and for taking precautions to maintain the security, protection and appropriate backup of its content, exempting COMPASS UOL and GOOGLE from any claim in this regard, including with respect to the loss or deletion of any data.

23.                     The CUSTOMER is aware and agrees that the products and services are provided “AS IS” and without warranties or conditions of any nature, including implied warranties of merchantability, non-infringement and fitness for a specific purpose. The CUSTOMER will not make any statements or offer any warranties on behalf of COMPASS UOL and/or the licensing company in relation to the products and/or services.

24.                     The CUSTOMER hereby declares to be aware and agrees that the scope provided by COMPASS UOL may have its features, functionalities and support changed or terminated at any time and without notice by GOOGLE, which will not result in any liability to COMPASS UOL.

25.                     GOOGLE may remove Services due to the CUSTOMER's inactivity, after [*****] days' prior notice, if for a period exceeding [*****] days, the Project does not have: (a) an active virtual machine or storage resources, (b) associated applications that are meeting any request; and (c) has not incurred any Fees for Services.

26.                     The CUSTOMER may not remove, modify or omit any copyright, trademark or other proprietary rights notices that are contained or appear in the products and/or services licensed by GOOGLE.

27.                     CUSTOMER may not: (i) reverse engineer, decompile, copy, translate, modify or extract the source code of or disassemble the licensed products and/or services, except and to the extent that such activity is expressly permitted by the respective GOOGLE Terms of Service; (ii) create multiple Applications, Accounts or Projects to simulate or act as a single Application, Account, or Project (respectively) or otherwise access the Services in order to avoid applicable fees; (iii) except as otherwise provided in the Specific Service Terms, use the Services to operate or enable the operation of any telecommunications services or in connection with any Application that allows CUSTOMER to make or receive calls on the public telephone network; or (iv) access or use the Services: (a) to create, transmit, process or store data that is subject to the International Traffic in Arms Regulations; (b) on behalf of, or for the benefit of, an entity or person who is legally prohibited from using the Services, or (c) to transmit, store or process protected health data (as defined by HIPAA) (unless the Parties execute a specific agreement to do so).

28.                     The services are provided for use for the contracted period and for the restricted use of the CUSTOMER. All rights and title to the intellectual property relating to the services and their component elements are owned by GOOGLE and its suppliers. The services licensed by GOOGLE are protected by copyright laws and international copyright treaties, as well as other international laws and treaties relating to intellectual property. Possession of, or access to or use of the products by the CUSTOMER does not transfer to the CUSTOMER any ownership in the services provided or any rights to the intellectual property.

29.                     The CUSTOMER agrees (i) to comply with all local, domestic and international laws and regulations governing the use of the internet; (ii) to be aware of and comply with the “Usage Policy” available on the COMPASS UOL website (https://compassouol.com/) which prohibits certain activities such as (a) obtaining or attempting to obtain unauthorized access to another account, host or network (hacking) and (b) distributing, posting or sending messages to entities that do not expressly request such messages (also known in the market as “spamming”).

30.                     The CUSTOMER hereby declares that he/she accepts the terms of this Order and these General Conditions, ratifying that he/she is fully aware that the GOOGLE CLOUD services, which are the scope of the contract, will be provided directly by GOOGLE.

31.                     The CUSTOMER agrees that, by signing this Order, he/she is accepting all of its terms and conditions, and that it constitutes a clear and certain executive title, which may be executed by COMPASS UOL in the event of non-compliance.

32.                     The CUSTOMER hereby agrees to the commercial and technical conditions defined in the Order.

33.                     The CUSTOMER may not transfer the responsibilities and rights acquired through this Agreement without the prior written consent of COMPASS UOL. This Agreement binds successors and assignees, in any capacity.

34.                     COMPASS UOL and the CUSTOMER are independent contractors and agree that this relationship does not establish a joint venture, representation or partnership between them, or between any of them and GOOGLE.

35.                     If any term/condition is deemed null and void, the other terms and conditions will remain in force.

36.                     For compliance verification purposes, the CUSTOMER agrees to maintain, for up to [*****] after the end of the term of this Agreement, all complete, accurate and sufficient books and records to verify its compliance with this Agreement, whether by COMPASS UOL, GOOGLE or any other licensing company. The audit request will be preceded by prior notice of up to [*****] business days and may take place at the CUSTOMER's premises. If it is identified that the CUSTOMER has breached the terms of the agreement, COMPASS UOL, GOOGLE and/or any other licensing company will notify the CUSTOMER of this breach and, within [*****] days of receipt of the notification, the CUSTOMER must arrange for the regularization and reimbursement to COMPASS UOL, GOOGLE and/or any other licensing company for all expenses incurred, including the audit.

37.                     CUSTOMER authorizes COMPASS UOL to provide its contact information to GOOGLE to allow GOOGLE to communicate directly with CUSTOMER for the following purposes:

(i)                              to fulfill non-standard CUSTOMER orders;

(ii)                            to provision Products for CUSTOMER accounts, including for Product updates or security incidents;

(iii)                          to ensure that CUSTOMERS are notified of the options available to maintain continuity in the provision of Products;

(iv)                           to conduct satisfaction and service surveys for CUSTOMER; and

(v)                            to inform about new Products.

38.                     Except for actions for non-payment or infringement of GOOGLE's intellectual property rights, no action, regardless of form, arising out of or related to the Agreement entered into, shall be brought by either party more than [*****] from the date on which the cause of action arose.

39.                     The Parties agree to include in this Agreement the provisions on data protection to which the Parties are subject, in the form of the Data Protection Procedures available at https://www.grupouol.com.br/contratos/Anexo-OPERADOR.pdf, which is an integral and inseparable part of this Agreement and may be revised to always comply with applicable legislation. The Data Protection Procedure does not limit the rights of the CONTROLLER to establish additional guidelines and procedures that are aligned with applicable legislation and the Agreement. The Parties hereby agree that for the purposes of the Data Protection Procedures, COMPASS UOL is the OPERATOR and the CUSTOMER is the CONTROLLER.

40.                     It is agreed between the Parties that the CUSTOMER may amend or terminate this Agreement by simply notifying COMPASS UOL, in order to adapt this instrument to industry standards, mainly, but not limited to, the standards imposed by the Central Bank of Brazil – BACEN.

41.                     COMBATING AND PREVENTING CORRUPTION AND MONEY LAUNDERING. The CONTRACTED PARTY

declares, on its own behalf and on behalf of its Representatives, as defined below, that it acts in compliance with all laws, regulations, manuals, policies and any provisions related to combating and preventing corruption and money laundering, including, but not limited to: (i) applicable Brazilian legislation, (ii) the Foreign Corrupt Practices Act (“FCPA”), and (iii) international conventions and pacts to which Brazil is a signatory.

a)                         Representatives. For the purposes of this Clause, “Representatives” shall be considered to be all individuals belonging to its economic groups, partners, administrators, directors, advisors, partners, attorneys, advisors, consultants, employees, agents, subcontractors or any third parties directly or indirectly related to COMPASS UOL, as well as any individual or legal entity, including those who, directly or indirectly, exercise control over such legal entity, as well as its controlling, controlled, affiliated, interconnected and companies under common control, pursuant to Law No. 6.404/1976.

b)                         COMPASS UOL declares that it has not performed, does not perform and will not perform any acts or practices that, directly or indirectly, involve offering, promising, bribing, extorting, authorizing, requesting, accepting, paying, delivering or any other act related to undue pecuniary advantage or any other illegal favor that does not comply with the aforementioned and applicable legislation.

c)                         COMPASS UOL undertakes to inform and provide training to all its Representatives regarding the provisions set forth in this Clause and regarding practices involving the fight against and prevention of corruption and money laundering, in addition to implementing, if not already implemented, policies, conduct and rules that are consistent with the practices established herein.

d)                         COMPASS UOL undertakes to inform the CUSTOMER if any of its Representatives have ever held or currently hold a position as a Public Authority, as defined below, as well as all family relationships or close personal relationships between its Representatives and Public Authorities.

e)                         Public Authority. For the purposes of this Clause, “Public Authority” shall be considered, but not limited to, any person, agent, employee or third party who carries out activities in departments, institutions, associations, entities or bodies of the direct or indirect public administration, as well as any employee, family member, relative or person with a close relationship.

f)                          Failure to comply with the provisions set forth herein by COMPASS UOL or its Representatives shall be considered a serious breach and may result in termination of the contract by the CUSTOMER, which may, at its sole discretion, automatically suspend compliance with obligations arising from this Agreement. Violation of this clause by COMPASS UOL or its Representatives shall also give rise to the obligation to indemnify the CUSTOMER for any losses and damages caused.

g)                         COMPASS UOL agrees that the CUSTOMER may, at its sole discretion, audit COMPASS UOL regarding any information and/or document in order to verify compliance with the provisions of this Clause. The audit mentioned herein may be carried out by the CUSTOMER or by a third party indicated and paid for by it, and COMPASS UOL shall, at all times, guarantee broad and unrestricted access to all relevant documents.

h)                         COMPASS UOL undertakes to immediately notify the CUSTOMER in the event of any violation, suspected violation or any irregular situation that may be contrary to Brazilian legislation on combating and preventing money laundering and corruption, and international agreements and conventions that regulate the matter.

42.                     This Order shall be governed, interpreted and implemented in accordance with Brazilian laws. The central court of the City of São Paulo, State of São Paulo, is elected, with express waiver of any other, however privileged it may be, to settle any potential disputes resulting from the interpretation of this instrument.

Pricing & Terms and Conditions

Enterprise Version – [*****] years

SKU	Units	Year 1	Year 2	Year 3	Cost - 3 Years	Start Date
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]

[*****]

Pricing & Terms and Conditions

Enterprise Version - 3 years

SKU	Units	Year 1	Year 2	Year 3	Cost - 3 Years	Start Date
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

[*****]

[*****]